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                                                                    Exhibit 23.1
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT

Monsanto Company:

We consent to the incorporation by reference in this Registration Statement of Monsanto Company on Amendment No. 4 to Form S-4 of our report dated February 26, 1999 (December 29, 1999 as to the Subsequent Events and Discontinued Operations Notes), incorporated by reference in the amended annual report on Form 10-K/A of Monsanto Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

St. Louis, Missouri
January 21, 2000